Exhibit 99.4

WAVESAT INC.

Consolidated Financial Statements

As at and for the years ended December 31, 2010 and 2009

(With Independent Auditor’s Report Thereon)

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Wavesat Inc.

We have audited the accompanying consolidated financial statements of Wavesat Inc., which comprise the consolidated balance sheets as at December 31, 2010 and 2009, the consolidated statements of operations and deficit, and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and US generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Wavesat Inc. as at December 31, 2010 and 2009, and its consolidated results of operations and its consolidated cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Emphasis of Matter—Going concern

Without qualifying our opinion, we draw attention to note 3 in the consolidated financial statements, which describes that the Company incurred a net loss of $34,361,438 and has negative cash flow from operations of $14,002,060 for the year ended December 31, 2010, and as of that date, the Company’s current liabilities exceed its current assets by $43,942,446 and a shareholders’ deficiency of $67,358,826. These conditions, along with other matters referred to in note 2 and note 3, reveal the existence of material uncertainties which raise substantial doubt about the Company’s ability to continue as a going concern.

Emphasis of Matter—Subsequent events

Without qualifying our opinion, we draw attention to note 2 and note 23(b) in the consolidated financial statements, which describes events and transactions which have occurred subsequent to year-end, such as:

•	obtaining creditor protection from the Court on January 20, 2011;

•	selling most of the Company’s property and equipment and intangible assets on January 25, 2011;

•	laying off a substantial number of its employees on March 3, 2011 with the remaining employees hired by the same company that acquired the property and equipment as described above;

•

following the expiration of the extended stay period, the Court assigned the Company into bankruptcy on April 2, 2011. The Monitor was directed by the Court to call a meeting of all creditors on April 21, 2011 and to orderly liquidate the remaining assets of the Company.

The impact of these events on the Company could be severe.

/s/ KPMG LLP

Chartered Accountants

March 22, 2011 (except as to Note 23(b) which is as of April 2, 2011)

Montréal, Canada

WAVESAT INC.

Consolidated Financial Statements

As at and for the years ended December 31, 2010 and 2009

WAVESAT INC.

Consolidated Balance Sheets

December 31, 2010 and 2009

(Amounts in Canadian dollars)

	2010	2009
		(Restated - note 5)
Assets
Current assets:
Cash and cash equivalents	$73,351	$1,057,658
Accounts receivable	45,716	1,994,534
Inventories	21,410	309,396
Tax credits receivable	2,280,000	2,185,000
Prepaid expenses and deposits	122,640	73,113

	2,543,117	5,619,701
Property and equipment (note 6)	1,365,507	1,442,117
Intangible assets (note 7)	715,999	513,219

	$4,624,623	$7,575,037

Liabilities and Shareholders’ Deficiency
Current liabilities:
Bank indebtedness (note 8)	$301,799	$35,363
Accounts payable and accrued liabilities	6,425,003	4,808,529
Research and development loan (note 9)	1,268,632	1,000,000
Deferred revenues	199,126	705,425
Debt component of convertible loans (note 10)	38,291,003	18,966,102

	46,485,563	25,515,419
Redeemable preferred shares (note 11)	25,497,886	17,944,525

Shareholders’ deficiency:
Capital stock (note 12)	59,662,169	58,283,659
Equity component of convertible loans (note 13)	5,138,693	3,619,686
Contributed surplus	98,547	98,547
Deficit	(132,258,235)	(97,886,799)

	(67,358,826)	(35,884,907)
Creditor protection and related subsequent events (note 2)
Basis of presentation and going concern assumption (note 3)
Commitments and contingencies (note 17)
Subsequent events (note 23)

	$4,624,623	$7,575,037

WAVESAT INC.

Consolidated Statements of Operations and Deficit

Years ended December 31, 2010 and 2009

(Amounts in Canadian dollars)

	2010	2009
		(Restated - note 5)
Sales and professional services	$882,091	$4,065,327
Cost of goods sold (excluding amortization and depreciation)	371,792	1,731,603

	510,299	2,333,724
Expenses:
Selling and marketing	1,873,750	2,885,234
General and administration, including foreign exchange gain of $213,188 (2009 - loss of $145,808)	4,046,511	3,110,033
Research and development (note 16)	11,563,423	8,801,020

	17,483,684	14,796,287

Loss before the undernoted	(16,973,385)	(12,462,563)
Amortization and depreciation	509,683	455,021
Financial expenses (note 16)	6,772,876	4,389,934
Accretion expense - convertible loans (note 10)	3,232,567	1,016,000
Accretion expense - redeemable preferred shares (note 11)	6,872,927	7,242,137

Net loss	(34,361,438)	(25,565,655)
Deficit, beginning of year - as restated	(97,886,799)	(75,675,152)
Premium on redemption of Class Z preferred shares	(9,998)	(1,989)
Discount on redemption of common shares	—	3,355,997

Deficit, end of year	$(132,258,235)	$(97,886,799)

See accompanying notes to consolidated financial statements.

WAVESAT INC.

Consolidated Statements of Cash Flows

Years ended December 31, 2010 and 2009

(Amounts in Canadian dollars)

	2010	2009
		(Restated - note 5)
Cash flows from operating activities:
Net loss	$(34,361,438)	$(25,565,655)
Adjustments for:
Amortization and depreciation	509,683	455,021
Unpaid interest expense on convertible loans and other loans	4,438,729	2,100,534
Accretion of the carrying value of convertible loans	3,232,567	1,016,000
Accretion of the carrying value of redeemable preferred shares	6,872,927	7,242,137
Dividends accrued on redeemable preferred shares	2,058,846	2,003,208
Amortization of financing costs and other costs	72,612	103,000
Changes in operating assets and liabilities from operations:
Accounts receivable	1,948,818	343,905
Inventories	287,986	213,235
Tax credits receivable	(95,000)	(94,553)
Prepaid expenses and deposits	(49,527)	67,442
Accounts payable and accrued liabilities	1,588,036	(527,277)
Deferred revenues	(506,299)	705,425

	(14,002,060)	(11,937,578)
Cash flows from financing activities:
Proceeds from issuance of convertible loans	13,100,000	13,570,305
Proceeds from research and development loan	3,459,707	3,000,000
Repayment of research and development loan	(3,191,075)	(3,000,000)
Increase in bank indebtedness	266,436	35,363
Repurchase of Class Z shares	(10,000)	(2,010)
Repurchase of common shares	—	(5,927)
Proceeds from issuance of common shares and Class Z shares	52	78
Proceeds from issuance of preferred Class C-1, E-1 and F-1 shares	48	194
Proceeds from exercise of employee stock options	—	668
Repayment of long-term debt	—	(102,716)
Financing costs	—	(145,113)

	13,625,168	13,350,842
Cash flows from investing activities:
Additions to property and equipment	(236,298)	(639,950)
Additions to intangible assets	(371,117)	(70,260)

	(607,415)	(710,210)

Net (decrease) increase in cash and cash equivalents	(984,307)	703,054
Cash and cash equivalents, beginning of year	1,057,658	354,604

Cash and cash equivalents, end of year	$73,351	$1,057,658

Additional information (note 16)

See accompanying notes to consolidated financial statements.

WAVESAT INC.

Notes to Consolidated Financial Statements

1.	Organization and business activities:

Wavesat Inc. (the “Company”) is incorporated under the Canada Business Corporations Act, and prior to the events described in note 2, its principal business activity was to perform scientific research and experimental development in the field of broadband wireless microwave telecommunications systems, and to commercialize the technology throughout the world.

2.	Creditor protection and related subsequent events:

On January 20, 2011, the Company and its wholly-owned subsidiary obtained an order (the “Initial Order”) from the Quebec Superior Court (the “Court”), granting them creditor protection under the Business and Insolvency Act (the “BIA”). Pursuant to these insolvency proceedings, the Company has the ability to continue operating its business (subject to Court approval for certain activities) and to submit to the Court and its creditors a plan of arrangement under the BIA. A Monitor has been appointed by the Court to oversee the business and financial affairs of the Company and to assist it in its restructuring and reporting to the Court.

The Initial Order provides for a general stay which precludes parties from taking any actions against the Company. The stay period provides the Company time to consider the business plan (“Plan”) for its future operations, if any. Any such Plan will be subject to approval by the Court and eventually by the creditors. On February 16, 2011, the Court granted a second order extending the period of the stay. Further stay extensions may be obtained from the Court if deemed appropriate. As part of the insolvency proceedings, the Company obtained Debtor-in Possession (“DIP”) financing from Cavium Networks Inc. (“Cavium”) for an amount of up to US$1,500,000.

On January 25, 2011, with the approval of the Court, the Company sold most of its property and equipment and intangible assets to Cavium for a cash consideration of US$10,000,000, and the assumption of specific liabilities, including the DIP financing.

On March 3, 2011, the Company laid off a substantial number of its employees. The remaining employees were hired by Cavium. Consequently, subsequent to March 3, 2011, the Company no longer has any employees.

As a result of the termination of its employees and the sale of its assets, the Company has no significant operations, and the Monitor is realizing the residual value of its other assets. This may eventually result in the liquidation of the operations.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

2.	Creditor protection and related subsequent events (continued):

On a proforma basis, and considering the proforma assumptions noted below, a statement of net assets in liquidation of the Company at December 31, 2010 would be significantly different than the current December 31, 2010 consolidated balance sheet, as follows: the amounts shown for prepaid expenses and deposits would be reduced by approximately $122,640; deferred revenues would be recognized immediately unless they represent an amount owing to customers; liabilities being accreted would measured at their full value; and transaction costs of approximately $250,000 would be accrued.

The assumption for a proforma statement of net assets in liquidation would present assets at the lower of their carrying values less costs to sell or realizable values; this would result in no recognition of the gain on the sale of assets to Cavium until their realization, and no changes in the other assets other than prepaid expenses and deposits as mentioned above. Liabilities would require the recognition of the full principal amount for those debts being accreted to face value, and the liquidation amount for the preferred shares outstanding until these are settled through compromise. No gain on settlement of the liabilities would be recognized until realized. In addition, the presentation would group together the amounts currently shown as shareholders’ deficiency and label this as net assets (deficiency).

3.	Basis of presentation and going concern assumption:

These consolidated financial statements have been prepared using Canadian generally accepted accounting principles (“GAAP”) and the Canadian dollar as the functional currency.

During the year ended December 31, 2010, the Company incurred a net loss of $34,361,438 and had a negative cash flow from operations of $14,002,060. In addition, as at December 31, 2010, the Company had a working capital deficiency of $43,942,446, as well as a shareholders’ deficiency of $67,358,826 and was not in compliance with its operating credit facility. While the Company has filed for and has been granted creditor protection on January 20, 2011, these consolidated financial statements as at and for the year ended December 31, 2010 are prepared using the going concern basis of accounting, which assumes, for measurement purposes, that the Company will be able to realize its assets and discharge its liabilities in the normal course of business as they become due. The insolvency proceedings provide the Company with a period of time to consider the course of its future operations and financial condition and develop a Plan. Management believes that these actions make the going concern basis appropriate at December 31, 2010. However, it is not possible to predict the outcome of these proceedings and, as such, the realization of assets and discharge of liabilities are subject to material uncertainties. Accordingly, substantial doubt exists as to whether the Company will be able to continue as a going concern. The impact of these events could be severe to the Company.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

3.	Basis of presentation and going concern assumption (continued):

If the going concern basis is not appropriate, adjustments would be necessary to the carrying amounts and/or classification of assets and liabilities, and to the expenses in these financial statements. These consolidated financial statements do not reflect any adjustments related to subsequent events or conditions that arose subsequent to December 31, 2010.

The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the insolvency proceedings. In particular, such financial statements do not show: (a) as to assets, their realizable value on a liquidation or realization basis or their availability to satisfy liabilities; (b) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to shareholders accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

4.	Significant accounting policies:

(a)	Basis of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

(b)	Cash and cash equivalents:

Cash and cash equivalents include cash on hand and short-term investments that are readily convertible into a known amount of cash, that are subject to minimal risk of changes in value and which have an original maturity of three months or less.

(c)	Inventories:

Inventories, consisting of finished goods, components and parts, are recorded at the lower of cost and net realizable value. Cost is determined using the average cost method.

(d)	Property and equipment:

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using the declining balance method at the following annual rates:

Asset	Rate
Test equipment	20%
Computer equipment	30%
Furniture and fixtures	20%

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

4.	Significant accounting policies (continued):

(e)	Intangible assets:

Intangible assets include computer software and patents. The computer software is recorded at cost and amortization is provided over the estimated useful lives using the declining balance method at a 30% annual rate. The cost associated with the preparation, filing and obtaining of patents is amortized on a straight-line basis over the estimated useful life of ten years.

(f)	Revenue recognition:

Revenue is recognized on the shipment of goods unless there remain other than insignificant obligations to be fulfilled by the Company, in which case, the revenue is deferred until these obligations are fulfilled or become insignificant. A provision for potential warranty claims is provided for at the time of sale. Revenue from professional services is recognized at the time services are rendered.

(g)	Research and development:

Research and development costs incurred during the year are expensed, unless they meet the criteria for deferral under Canadian GAAP. During the years ended December 31, 2010 and 2009, no development expenditures were capitalized.

(h)	Tax credits:

Research and development tax credits and other tax credits are recorded using the deferral method. Under this method, tax credits related to eligible expenses are charged against the related costs in the period during which the expenses are incurred or the property and equipment are acquired, provided there is a reasonable assurance that they will be realized.

(i)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Under the asset and liability method, future income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future income tax assets and liabilities are measured using enacted or substantively enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted or substantively enacted date. Future income tax assets are recognized and, if realization is not considered “more likely than not”, a valuation allowance is provided.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

4.	Significant accounting policies (continued):

(j)	Stock-based compensation plan:

The Company accounts for employee stock options using the fair value based method. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting period.

(k)	Foreign currency translation:

Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing on the balance sheet date. Other assets and liabilities as well as revenues and expenses denominated in foreign currencies are translated using the exchange rate prevailing on the date of the transaction. Exchange gains or losses on translation of monetary assets and liabilities are included in the statement of operations.

(l)	Impairment of long-lived assets:

Long-lived assets, with definite useful lives, are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for long-lived assets when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal; the impairment recognized is measured as the amount by which the carrying amount of the net asset exceeds its fair value.

(m)	Financial instruments:

All financial instruments are classified into one of the following five categories: held-for-trading, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. All financial instruments, including derivatives, are included on the balance sheet and are measured at fair value with the exception of loans and receivables, investments held-to-maturity and other financial liabilities, which are measured at amortized cost. Subsequent measurement and recognition of changes in fair value of financial instruments depend on their initial classification. Held-for-trading financial investments are measured at fair value and gains and losses are included in net loss in the period in which they arise. Available-for-sale financial instruments are measured at fair value with revaluation gains and losses included in other comprehensive income until the asset is removed from the balance sheet. Financial assets and liabilities measured at fair value use a fair value hierarchy to prioritize the inputs used in measuring fair value. Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

4.	Significant accounting policies (continued):

(m)	Financial instruments (continued):

The Company has classified its cash and cash equivalents as held-for-trading, which are measured at fair value. The Company has also classified its accounts receivable as loans and receivables, and its accounts payable and accrued liabilities, research and development loans, convertible loans and redeemable preferred shares as other financial liabilities, all of which are measured at amortized cost.

(n)	Use of estimates:

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant management estimates include assumptions used in estimating the fair value of the convertible loans at issuance and the equity component of convertible loans, estimating the fair value of the warrants, and the redemption value of the redeemable preferred shares, the allowances for doubtful accounts and obsolescence of the inventories, the useful lives and recoverability of property and equipment and intangible assets, and assessing the recoverability of the income tax assets and investment tax credits receivable. Receipt of tax credits is dependent on Revenue Canada Taxation’s review and acceptance of eligibility of expenditures. Actual results could differ from those estimates.

5.	Prior period adjustments:

(a)	Pursuant to the Shareholders’ Agreement, the Preferred Shareholders may require the Company to repurchase the preferred shares if, at the end of five years from the date of issuance, the Company has not completed a Qualifying Initial Public Offering or a Liquidity Event (as defined in the agreement). Under Canadian GAAP, such preferred shares must be accounted for and presented as a liability, together with the accrual for the yearly dividend, whether declared or not, as these dividends become payable at the same time. The financial statements, as at and for the year ended December 31, 2009 and 2008, did not account for this liability. Consequently, the December 31, 2009 financial statements are being restated to:

(i)	accrue as a liability the amount of the dividend that would become payable in five years;

(ii)	accrete the annual portion of preferred share redemption amount so the liability would be at full redemption value in five years; and

(iii)	present the liability for preferred shares as a liability outside of Shareholders’ Deficiency.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

5.	Prior period adjustments (continued):

(b)	Also, in prior years, the equity component of the convertible loans was accounted for within the capital stock account instead of as a separate line in Shareholders’ Deficiency. This adjustment results in a reclassification within Shareholders’ Deficiency as a decrease to capital stock and an increase to a new account—Equity component of convertible loans, respectively.

(c)	The impact of the prior years’ presentation described in paragraph (b) above also resulted in an overstatement of the discount on redemption of common shares resulting from the repurchase of 5,926,683 common shares in December 2009. This adjustment results in a reclassification within Shareholders’ Deficiency as an increase in capital stock and a decrease in the discount on redemption of common shares and thus in ending deficit.

The 2009 financial statements and the impact on opening deficit as at January 1, 2009 have been restated in order to record these adjustments, and the dividend on the redeemable preferred shares has been calculated and accreted through expense as a financial expense.

	As previously reported	Adjustments	Reclassification	Restated
Deficit as at December 31, 2008	$(66,977,996)	$(8,697,156)	$—	$(75,675,152)
Net loss for 2009	(16,320,310)	(9,245,345)	—	(25,565,655)
Redeemable preferred shares	—	17,942,501	2,024	17,944,525
Capital stock	61,759,556	176,013	(3,651,910)	58,283,659
Equity component of convertible loans	—	—	3,619,686	3,619,686
Contributed surplus	68,347	—	30,200	98,547
Discount on redemption of common shares	3,532,010	(176,013)	—	3,355,997

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

6.	Property and equipment:

	2010
	Cost	Accumulated depreciation	Net book value
Test equipment	$2,698,874	$1,620,967	$1,077,907
Computer equipment	1,146,853	892,738	254,115
Furniture and fixtures	85,521	52,036	33,485

	$3,931,248	$2,565,741	$1,365,507

	2009
	Cost	Accumulated depreciation	Net book value
Test equipment	$2,551,916	$1,369,860	$1,182,056
Computer equipment	1,029,076	810,871	218,205
Furniture and fixtures	85,520	43,664	41,856

	$3,666,512	$2,224,395	$1,442,117

7.	Intangible assets:

	2010
	Cost	Accumulated amortization	Net book value
Computer software	$1,660,508	$1,219,970	$440,538
Patents	590,960	315,499	275,461

	$2,251,468	$1,535,469	$715,999

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

7.	Intangible assets (continued):

	2009
	Cost	Accumulated amortization	Net book value
Computer software	$1,320,735	$1,103,976	$216,759
Patents	559,616	263,156	296,460

	$1,880,351	$1,367,132	$513,219

8.	Bank indebtedness:

The Company has an authorized revolving loan facility in the amount of $500,000, of which $301,799 is used at December 31, 2010. The credit facility, which matures on June 26, 2011, bears interest at the bank’s prime rate plus 3% and was secured by all of the assets of the Company. As at December 31, 2010, the Company was not in compliance with the financial covenants required under this credit facility.

9.	Research and development loan:

The loan as at December 31, 2010 and 2009 is with the Company’s bank, pursuant to its credit facility agreement which bears interest at the prime rate plus 2.5% (2% in 2009), is secured by the tax credits receivable and matures on June 26, 2011 (2009—June 26, 2010).

In 2009, additional research and development financing was received from the shareholders through convertible loans, bearing interest at 15% and secured by the same general security described in note 8. The Company granted warrants for the loans received during 2009 from the shareholders as follows: 398,724 warrants for the purchase of common shares and 266,272 warrants for the purchase of Class C-1 preferred shares, both for a nominal amount. No value was allocated to the warrants as their fair value was determined to be nominal. The equity component of the convertible loans was estimated at $30,500 using the methodology described in note 10. The loans were subsequently reimbursed by the Company.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

10.	Convertible loans from shareholders:

During the year, the Company secured an additional $13,100,000 (2009 - $13,570,305) of convertible loans from its shareholders. The loans bear interest at 15% (compounded monthly) and are secured by a general security agreement against all of the Company’s assets, ranking behind the bank’s security interest. The loans matured on January 31, 2011.

Together with the convertible loans, the Company granted warrants for the loans received in 2009 and 2010 as follows: 2009 - 70,550,148 warrants for the purchase of common shares and 1,667,390 warrants for the purchase of Class C-1 shares; 2010 - 42,090,000 warrants for the purchase of common shares, 2,334,267 and 45,938,406 warrants for the purchase of Class E-1 and Class F-1 shares, respectively. No value was allocated to the warrants as their fair value was determined to be nominal.

In accordance with Canadian GAAP, the convertible loans were accounted for as a compound financial instrument and were presented in their component parts of debt and equity. For each loan, the debt component is measured at the issue date at the present value of the interest and principal due under the terms at a rate which approximates the estimated interest rates between 30% and 50% for a similar non-convertible financial instrument with comparable terms and risk. The difference between the value so determined and the face value of the convertible loans, estimated at $1,519,007 (2009 - $3,285,000), has been allocated to equity component and recorded into Shareholders’ Deficiency as “Equity component of convertible loans”. The amount allocated to the debt component is accreted to its face value through a charge to operations over its term to maturity.

The Company may repay the loans in whole or in part at any time prior to maturity. The loans are convertible into a new equity financing (which may includes convertible loans) on the same terms as such new equity financing. The loans are also convertible at any time into either Class D-1, Class E-1 or Class F-1 preferred shares as determined by the conditions set out in the respective loan agreements. A merger transaction provides the debtholder a choice between a repayment option and a conversion option into capital stock.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

10.	Convertible loans from shareholders (continued):

The roll-forward of the debt component of the convertible loans is as follows:

	Fair value upon issuance	Accretion expense	Interest expense	Financing costs	Total
Balance, December 31, 2008	$4,815,314	$334,686	$486,875	$—	$5,636,875
Transactions during the year	10,285,305	1,016,000	2,100,534	(72,612)	13,329,227

Balance, December 31, 2009	15,100,619	1,350,686	2,587,409	(72,612)	18,966,102
Transactions during the year	11,580,993	3,232,567	4,438,729	72,612	19,324,901

Balance, December 31, 2010	$26,681,612	$4,583,253	$7,026,138	$—	$38,291,003

11.	Redeemable preferred shares:

Pursuant to the Shareholders’ Agreement, the Company may be required to repurchase the issued and outstanding preferred shares from the holders if the Company has not completed a Qualified Initial Public Offering (“IPO”) starting from August 2012. The price, at which the Company would repurchase each Class C-1 and Class F-1 share, shall be equal to the Issue Price (as defined in the agreement) which is US$1.69 and US$0.01745, respectively, plus any unpaid accrued dividends. The preferred share liability is accreted to its face value through a charge to operations over a period of five years and includes the dividends over the same period, as the dividends would also require to be paid at the same time.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

11.	Redeemable preferred shares (continued):

The preferred share liability and the dividends thereon have been calculated and accreted as follows:

	Allocated fair value upon issuance	Consideration paid	Accretion of the liability	Accrued dividend	Total

Class C-1:
Balance, December 31, 2008	$2,265,906	$1,830	$5,047,917	$1,383,333	$8,698,986
Transactions during the year	—	194	7,242,137	2,003,208	9,245,539

Balance, December 31, 2009	2,265,906	2,024	12,290,054	3,386,541	17,944,525
Transactions during the year	—	—	6,816,946	2,051,128	8,868,074
Conversion to common shares	(137,515)	(123)	(914,249)	(326,573)	(1,378,460)

Balance, December 31, 2010	2,128,391	1,901	18,192,751	5,111,096	25,434,139
Class F-1:
Transactions during the year 2010 and balance at December 31, 2010	—	48	55,981	7,718	63,747

Balance, December 31, 2010	$2,128,391	$1,949	$18,248,732	$5,118,814	$25,497,886

The contractual amount at maturity of the liability and accrued dividend is estimated at $35,526,400 (note 20 (d)).

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

11.	Redeemable preferred shares (continued):

The	number of outstanding preferred shares is as follows:

	2010		2009
	Class C-1 number	Class F-1 number (i)	Class C-1 number	Class F-1 number
Shares outstanding, beginning of year	20,233,662	—	18,300,000	—
Issued	—	53,101,730	1,933,662	—
Converted to common shares	(1,111,595)	—	—	—

Shares outstanding, end of year	19,122,067	53,101,730	20,233,662	—

(i)	Includes the conversion of the Class E-1 shares issued during the year for a cash consideration of $2 into Class F-1 shares.

12.	Capital stock and warrants:

Authorized	in an unlimited number and without par value, voting and participating:

Common shares

Class A-1, B-1, C-1, D-1, E-1, F-1 and Z preferred shares

The preferred shares, except the Class Z, are entitled to an annual cumulative dividend compounded annually (6% for A-1, B-1, C-1 and 8% for the D-1, E-1 and F-1) and are convertible at the option of the shareholder and automatically convertible (under certain conditions) into common shares in accordance with the terms and conditions set forth in the Articles of the Company.

With respect to dividends and liquidation rights, the preferred shares rank as follows in decreasing order: Class F-1, Class E-1, Class D-1, Class C-1, Class B-1, Class A-1, Class Z and all have preference prior to common shares.

All Classes of preferred shares are redeemable as explained in note 11.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

12.	Capital stock and warrants (continued):

Authorized	in an unlimited number and without par value, voting and participating (continued):

In the event of any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary (“liquidation event”), the holders of preferred shares shall be entitled preferentially to holders of common and Class Z preferred shares to the greater of $1.38 per Class A-1 preferred share, $1.75 per Class B-1 preferred share, US$2.11 (US$1.69 plus an additional 25%) per Class C-1 preferred share, the Class D-1 preferred share Issue Price, two times the Class E-1 preferred share Issue Price, four times the Class F-1 preferred share Issue Price (US$0.01745) or such amount per preferred share should each preferred share be converted into common shares. The holders of Class Z preferred shares as a whole shall be entitled preferentially to holders of common shares of between 15% and 17% of the net available proceeds greater than $40,000,000 of the liquidation event provided that the gross proceeds arising from the liquidation event are greater than $40,000,000. The sale of all or substantially all of the assets of the Company as well as the acquisition of the Company, as defined in its corporate documents, shall constitute a liquidation event.

	2010	2009
Issued and outstanding:
145,938,343 common shares (2009—102,736,748)	$59,662,074	$58,283,572
9,500 Class Z preferred shares (2009—8,667)	95	87

	$59,662,169	$58,283,659

In December 2009, the Company repurchased 5,926,683 common shares for cash consideration of $5,927 and recorded a discount on redemption of common shares in the amount of $3,355,997.

The warrants for the research and development loans received from shareholders in 2009 have been granted for nil cash consideration and were immediately exercised for the purchase of 398,724 common shares and 266,272 Class C-1 preferred shares, for a respective cash consideration of $40 and $27.

The warrants for the convertible loans received from shareholders in 2009 have been granted for nil cash consideration and were immediately exercised for the purchase of 70,550,148 common shares and 1,667,390 Class C-1 preferred shares, for a respective cash consideration of $10 and $167.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

12.	Capital stock and warrants (continued):

The warrants for the convertible loans received from shareholders in 2010 have been granted for nil cash consideration and were immediately exercised for the purchase of 42,090,000 common shares, 2,334,267 Class E-1 preferred shares and 45,938,406 Class F-1 preferred shares, for a respective cash consideration of $42, $2 and $46.

The Company issued 1,000 Class Z shares in 2010 (2009—2,800) for a cash consideration of $10 (2009—$28). The Company repurchased 167 Class Z shares in 2010 (2009—2,100) for a cash consideration of $10,000 (2009—$2,010), which represents a premium of $9,998 (2009—$1,989).

Outstanding warrants:

Exercise price	Number or value		Expiration
$0.01		295,858	Five years after an IPO
$1.10	US$	400,000	December 2013
$1.40		493,987	October 2011
$1.19		25,296	July 2016

The warrants entitle the holders to purchase common shares except for the 25,296 warrants that expire in July 2016, which are for Class C-1 preferred shares.

13.	Equity component of convertible loans:

	Convertible loans from shareholders	Research and development loan from shareholders	Total
Balance, December 31, 2008	$334,686	$—	$334,686
Transactions during the year (notes 9 and 10)	3,285,000	30,500	3,315,500
Reclassification to contributed surplus following reimbursement of the loan	—	(30,500)	(30,500)

Balance, December 31, 2009	3,619,686	—	3,619,686
Transactions during the year (note 10)	1,519,007	—	1,519,007

Balance, December 31, 2010	$5,138,693	$—	$5,138,693

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

14.	Stock option plan:

The Company has a stock option plan under which the Company may grant options to purchase common shares to employees, directors and consultants. In general, options vest over a period of three years. The plan contemplates 6,233,077 common shares which may be granted under the share option plan. The option price per share will, in no circumstances, be lower than the estimated fair value of the common shares at the date of the grant of the option. In no event may the term of any option exceed ten years (five years before the modification occurred in 2009) from the date of the grant of the option.

The following table provides details regarding changes to outstanding options for the years ended December 31, 2010 and 2009:

	2010		2009
	Number	Weighted average exercise price	Number	Weighted average exercise price
Options outstanding, beginning of year	1,418,110	$0.073	1,580,948	$0.108
Granted	1,180,000	0.01	622,500	0.010
Exercised	(3,333)	0.01	(6,667)	0.100
Cancelled	(539,667)	0.091	(778,671)	0.094

Options outstanding, end of year	2,055,110	$0.032	1,418,110	$0.073

Options exercisable at year-end	870,777	$0.062	605,611	$0.124

The	following table summarizes information about the stock options outstanding and exercisable at December 31, 2010:

Exercise price	Number of options outstanding	Weighted average expected contractual life	Number of options exercisable
$0.10	182,610	4.10 years	182,610
$0.25	110,000	6.07 years	110,000
$0.24	10,000	6.75 years	10,000
$0.01	1,752,500	9.07 years	568,167

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

14.	Stock option plan (continued):

The Company uses the Black-Scholes pricing model to estimate the fair value of each option at the grant date. The weighted average assumptions for the options granted during the years ended December 31, 2010 and 2009 were as follows:

Risk-free interest rate	4.5%
Expected volatility	Nil
Expected life in years	10 years
Expected dividend yield	Nil

The weighted average fair value of each option granted during the years ended December 31, 2010 and 2009 was insignificant and, consequently, no related amount has been recorded in the statement of operations. The modification of the term of the options from five years to ten years which occurred in 2009 resulted in no incremental compensation expense.

15.	Income taxes:

The	significant components of the Company’s future income taxes are as follows:

	2010	2009
Future tax assets:
Net operating loss carry-forwards	$13,940,000	$9,320,000
Scientific research and experimental development expenses	7,920,000	6,690,000
Debt issue costs	150,000	210,000
Property and equipment and intangible assets	50,000	70,000

	22,060,000	16,290,000
Less valuation allowance	(21,680,000)	(15,920,000)
Future tax liabilities:
Tax credits receivable	380,000	370,000

	$—	$—

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

15.	Income taxes (continued):

The realization of future tax assets is contingent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net future tax assets have been fully offset by a valuation allowance.

As at December 31, 2010, the Company has accumulated scientific research and experimental development expenditures and unclaimed losses which are available to reduce future years’ taxable income. Details of the available deductions are as follows:

	Canada
	Federal	Provincial
Research and development expenditures, without time limitation	$23,756,000	$36,681,000

Loss carry-forwards expiring in:
2014	2,770,000	2,660,000
2015	3,220,000	3,110,000
2026	3,700,000	3,600,000
2027	7,260,000	7,150,000
2028	7,240,000	7,140,000
2029	10,760,000	10,610,000
2030	17,270,000	17,120,000

The Company also has approximately $3,050,000 of federal investment tax credits which can be applied against future federal taxes payable. These tax credits will expire as follows:

2019	$170,000
2020	19,000
2021	212,000
2022	93,000
2023	34,000
2024	185,000
2025	229,000
2026	255,000
2027	401,000
2028	429,000
2029	476,000
2030	547,000

$3,050,000

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

15.	Income taxes (continued):

The Company has not recognized any recovery of income taxes in 2010 and 2009. The Company’s income tax rate differs from the federal statutory rates as follows:

	2010	2009
Federal statutory rate	29.90%	30.90%
Decrease in taxes recoverable resulting from:
Non-deductibles expenses and other differences	(2.56)%	(5.66)%
Accretion of the carrying value of convertible loans and redeemable preferred shares	(8.79)%	(9.98)%
Dividend expense on redeemable preferred shares	(1.79)%	(2.42)%
Unrecognized tax benefits of operating losses and other available deductions	(16.76)%	(12.84)%

	—	—

16.	Additional information:

	2010	2009
(a) Statements of operations:
(i) Research and development:
Expenses	$14,397,013	$11,472,291
Tax credits	(2,833,590)	(2,671,271)

	$11,563,423	$8,801,020

(ii) Financial expenses:
Dividend expense on redeemable preferred shares	$2,058,846	$2,003,208
Interest expense on convertible loans	4,438,729	2,100,534
Interest and financing costs	275,301	286,192

	$6,772,876	$4,389,934

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

16.	Additional information (continued):

	2010	2009
(b) Statements of cash flows:
(i) Interest paid	$70,092	$64,469

(ii) Cash in bank	$73,351	$557,658
Term deposits, bearing interest at 0.25%	–	500,000

Cash and cash equivalents	$73,351	$1,057,658

(iii) Non-cash transactions:
Unpaid additions to property and equipment	$28,438	$—
Conversion of redeemable preferred shares into common shares	1,378,460	—
(c) Balance sheet:
(i) Accounts payable	$5,040,772	$2,325,202
Accrued liabilities	1,384,231	2,483,327

Accounts payable and accrued liabilities	$6,425,003	$4,808,529

17.	Commitments and contingencies:

(a)	The Company is committed to minimum payments of $697,000 under an operating lease for its premises, expiring in December 2011.

(b)	In 2005, the Company signed an agreement with the federal government under its National Research Council of Canada Program related to the Company’s research and development activities. The total amount of the government’s contribution was $989,743. Under the agreement, the Company is committed to pay the federal government royalties based on 3.35% of the Company’s annual revenue up to a maximum of 150% of the contribution, beginning April 2008 until January 2013.

The agreement also includes prior consent clauses in connection with a change of ownership or control of the Company, manufacturing outside of Canada, as well as licensing or selling the related intellectual property.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

17.	Commitments and contingencies (continued):

(c)	In 2005, the Company entered into an agreement with SK Telecom Co. Ltd. (“SKT”). SKT provided the Company a total contribution of one billion South Korea Won (approximately $1,200,000) for the development of the Wibro product by the Company. The Company will provide SKT with royalties of 2% of the worldwide sales of the product (3% on the sales made on the South Korean territory). There were no sales of the product in 2009 and 2010. The agreement will be terminated at the first of the following dates: three years after the beginning of the commercialization of the product or five years following the agreement signature. SKT is a shareholder of the Company. As part of an agreement entered into with the Company, SKT has privileges with respect to any new strategic agreement or for the deployment of specific products of the Company in certain Asian countries.

(d)	In the normal course of operations, the Company may be exposed to a number of lawsuits, claims and contingencies. Accruals are made in instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated. Although it is possible that liabilities may be incurred in instances for which no accrual has been made, the Company has no reason to believe that the ultimate resolution of such matters will have a material impact on its financial position or results of operations.

18.	Management of capital:

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development and commercialization of its technology and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

In the definition of capital, the Company includes the components of shareholders’ equity as well as convertible loans and redeemable preferred shares.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents.

Considering the recent decision by the Quebec Superior Court (see note 2), management is developing a plan to address the going concern which may result in a liquidation of the Company (see note 3).

In order to maximize ongoing development efforts, the Company does not pay out dividends.

The Company’s investment policy is to invest its cash in high-grade short-term investment securities.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

18.	Management of capital (continued):

The Company is not subject to any externally imposed capital requirements. However, as at December 31, 2010, the Company was not in compliance with the financial covenants required under its credit facility agreement.

19.	Financial instruments:

The Company has determined that the carrying values of its current financial assets and liabilities approximate their fair value because of the relatively short periods to maturity of these instruments. It was not practicable to determine the fair value of the redeemable preferred shares.

The Company measures its held-for-trading assets at fair value on a recurring basis and has determined that these financial assets were Level 1 in the fair value hierarchy. The following table sets forth the Company’s financial assets that were recorded at fair value as of December 31, 2010:

		Fair value at reporting date
	December 31, 2010	Quoted prices in active markets for identical assets (Level 1)
Cash and cash equivalents	$73,351	$73,351

20.	Financial risk management:

The Company is exposed to certain financial risks, including credit risk, foreign currency risk, interest rate risk and liquidity rate risk.

(a)	Credit risk

Credit risk is associated with incurring a financial loss when the other party fails to discharge an obligation. Financial instruments which potentially subject the Company to a credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are maintained at major financial institutions.

At December 31, 2010, there is one customer who represented more than 10% of total trade accounts receivable. The Company performs ongoing credit reviews of all its customers and establishes an allowance for doubtful accounts receivable when accounts are determined to be uncollectible. Customers do not provide collateral in exchange for credit.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

20.	Financial risk management (continued):

(a)	Credit risk (continued):

The Company maintains an allowance for doubtful accounts at an amount estimated to be sufficient to provide adequate protection against losses resulting from collecting less than full payment on its receivables. Individual overdue accounts are reviewed and allowance adjustments are recorded when determined necessary to state receivables at the realizable value. If the financial conditions of customers deteriorate resulting in their diminished ability or willingness to make payment, additional provisions for doubtful accounts are recorded. At December 31, 2010, $356,378 (2009 - $466,653) of trade accounts receivable were past due. The total allowance for doubtful accounts was $356,378 (2009 - $110,876) at December 31, 2010. The Company’s maximum credit risk exposure corresponds to the carrying amounts of the accounts receivable.

(b)	Foreign currency risk:

A substantial portion of the Company’s revenues and expenses are denominated in currencies other than Canadian dollars. This results in financial risk due to fluctuations in the value of the Canadian dollar relative to those foreign currencies. The Company does not use derivative financial instruments to reduce its foreign exchange exposure. Fluctuations in payments made for the Company’s products and services could cause unanticipated fluctuations in the Company’s operating results.

As of December 31, 2010, the Company is exposed to currency risk through its cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and redeemable preferred shares as follows:

In US dollars	2010	2009
Cash and cash equivalents	$119,184	$441,621
Accounts receivable	—	1,902,705
Accounts payable and accrued liabilities	3,979,581	2,017,996
Redeemable preferred shares	25,636,322	17,073,763

Based on the above net exposures as at December 31, 2010, and assuming that all other variables remain constant, a 10% depreciation or appreciation of the Canadian dollar against the US dollar would result in an increase/decrease of approximately $2,934,000 in the Company’s net loss.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

20.	Financial risk management (continued):

(c)	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to such variations since its credit facility and research and development loan bear interest at a floating rate. Based on the value of the variable interest-bearing financing during the years ended December 31, 2010 and 2009, an assumed 1% increase or decrease in interest rates during such period would have had no significant impact on the net loss. The Company is not exposed to cash flow interest rate risk with respect to its convertible loans since they bear interest at fixed interest rates.

(d)	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. Given the financial situation described in notes 2 and 3 and that the Company’s anticipated level of annual expenditures exceeds its cash and cash equivalents on hand as at December 31, 2010, there is a significant liquidity risk. The following are the contractual maturities of financial liabilities:

Required payments per year	Carrying amount	Less than 1 year	2 - 3 years
Bank indebtedness	$301,799	$301,799	$–
Accounts payable and accrued liabilities	6,425,003	6,425,003	–
Convertible loans	38,291,063	39,279,286	–
Redeemable preferred stock	25,497,886	–	35,526,400
Operating leases	697,000	697,000	–

In addition, the Company is committed to certain contingent payments as described in note 17 (b) and 17 (c).

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

21.	Segmented information:

The Company considers that it is working within only one segment which is the wireless microwave telecommunications industry. Substantially all of the Company’s long-lives assets are located in Canada. The geographic distribution of revenue by location is as follows:

	2010	2009
United States	$3,657	$15,834
Canada	442,735	1,107,477
Europe	192,776	217,014
Asia	242,923	2,725,002

	$882,091	$4,065,327

Approximately 91% (2009 - 43%) of the Company’s revenue for the year ended December 31, 2010 resulted from one customer which is a major telecommunication company.

22.	Reconciliation to United States GAAP:

The consolidated financial statements of the Company are prepared in accordance with Canadian GAAP, which conform, in all material respects, with those generally accepted in the United States (“US GAAP”), except as described below:

Consolidated statements of operations:

	2010	2009
Net loss per Canadian GAAP	$(34,361,438)	$(25,565,655)
Adjustments:
Inventory writedown (a)	48,788	(48,788)
Accretion expense and dividend expense—redeemable preferred shares (b)	8,931,773	9,245,345
Accretion expense—convertible loans (c)	3,232,567	1,016,000

Net loss per US GAAP	(22,148,310)	(15,353,098)
Accretion expense and dividend expense—redeemable preferred shares (b)	8,931,773	9,245,345

Net loss per US GAAP attributable to common stockholders	$(31,080,083)	$(24,598,443)

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

22.	Reconciliation to United States GAAP (continued):

Consolidated balance sheets:

December 31, 2010	Canadian GAAP	Adjustments	US GAAP
Convertible loans (c)	$38,291,003	$555,440	$38,846,443
Redeemable preferred shares (b)	25,497,886	(25,497,886)	–
Mezzanine—preferred shares (b)	–	25,497,886	25,497,886
Equity:
Capital stock (b)	59,662,169	(24,608,368)	35,053,801
Equity component of convertible loans (c)	5,138,693	(5,138,693)	–
Contributed surplus	98,547	–	98,547
Deficit	(132,258,235)	29,191,621	(103,066,614)

	(67,358,826)	(555,440)	(67,914,266)

December 31, 2009	Canadian GAAP	Adjustments	US GAAP
Convertible loans (c)	$18,966,102	$2,269,000	$21,235,102
Redeemable preferred shares (b)	17,944,525	(17,944,525)	–
Mezzanine—preferred shares (b)	–	17,944,525	17,944,525
Equity:
Capital stock (b)	58,283,659	(15,676,595)	42,607,064
Equity component of convertible loans (c)	3,619,686	(3,619,686)	–
Contributed surplus	98,547	–	98,547
Deficit	(97,886,799)	16,978,493	(80,908,306)

	(35,884,907)	(2,317,788)	(38,202,695)

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

22.	Reconciliation to United States GAAP (continued):

(a)	Inventories:

Under Canadian GAAP, subsequent reversals of inventory writedowns are made when the stock has recovered its value whereas under US GAAP the writedown amount becomes the new cost basis of related inventory items.

Therefore, the reversal of the inventory writedown which occurred in 2009 under Canadian GAAP for $48,788 has been reversed for US GAAP as at December 31, 2009. Upon sale of the inventories in 2010, the profit under Canadian GAAP on such inventories is lower than it would be as calculated under US GAAP as the cost base for the inventories is lower in US GAAP.

(b)	Preferred shares:

Under Canadian GAAP, the outstanding preferred shares are a liability as financial instruments that embody an obligation requiring the Company to settle such obligation by the repurchase of the preferred shares, including dividends, for cash (see note 11). The accretion to the amount payable and the dividends are recorded as financial expenses in the statement of operations.

Under US GAAP, the outstanding preferred shares would be classified as equity but presented within mezzanine financing and accreted to their redemption amount (including dividends that are accruing and foreign exchange translation from US to Canadian dollar). In the absence of retained earnings or additional paid-in capital, increases to the redemption value of the securities are charged to paid-in capital (common stock). The redemption value has been recorded against common stock.

(c)	Convertible loans:

Under Canadian GAAP, convertible financial instruments are bifurcated into their debt and equity components in accordance with the substance of the arrangement. The debt component is subsequently accreted to the principal amount over the debt by a charge to operations. Under US GAAP, the Company determined that all of the proceeds were attributable to the debt portion of the convertible loan and that there were no embedded derivatives that required separation from the host contract. Accordingly, the equity component of convertible loans recorded for Canadian GAAP was reclassified to “convertible loans” for US GAAP purposes. Also, as the debt is presented at its principal amount under US GAAP, no accretion is recorded in the statements of operations.

(d)	Income taxes:

As the Company has no taxable income, no deferred tax assets are recorded.

WAVESAT INC.

Notes to Consolidated Financial Statements, Continued

23.	Subsequent event:

(a)	On January 4, 2011, the Company secured a $200,000 convertible loan from its shareholders. The loan bears interest at 15% (compounded monthly) and is secured by a general security agreement against all of the Company’s assets, ranking below any existing loans made to the Company by other lenders. The loan can be converted at any time into Class F-1 preferred shares at $0.01745 per share. Together with the convertible loan, the Company granted 5,730,659 Class F-I preferred shares which were immediately exercised for a cash consideration of $6. Also, 277,899 Class C-I preferred shares were converted to 277,899 common shares.

(b)	On April 2, 2011, following the expiration of the extended stay period, the Court assigned the Company into bankruptcy. The Monitor was directed by the Court to call a meeting of all creditors on April 21, 2011 and to orderly liquidate the remaining assets of the Company.